                                                                   EXHIBIT 10(k)

                [UNITED STATES LIME & MINERALS, INC. LETTERHEAD]

                               December 11, 1996

Mr. Robert K. Murray
United States Lime & Minerals, Inc.
12221 Merit Drive, Suite 500
Dallas, Texas 75251

Dear Bob:

         We appreciate your service to United States Lime & Minerals, Inc. and its wholly owned subsidiaries (hereinafter "U.S. Lime"). This is to confirm our discussions concerning the termination of your position, effective December 15, 1996, as Vice President - Operations for U.S. Lime, and U.S. Lime's offer and your acceptance of this proposed Separation Agreement on the terms set forth below.

         1. SPECIAL SEPARATION BENEFITS. In consideration of your continued services and the General Release and the Confidentiality of Separation Agreement and Nondisparagement provisions of this Agreement, and contingent upon your acceptance of the terms of this Agreement, U.S. Lime offers you the following Special Separation Benefits:

         a. Salary Continuation. U.S. Lime offers to continue to pay you compensation in an amount equivalent to your regular monthly salary for a period of six months from January 1, 1997 to June 30, 1997. You will be paid for the last two weeks of December 1996, from the vacation you have earned. These payments are subject to all legal deductions and will be paid to you in equal installments on regularly scheduled U.S. Lime paydays.

         b. Fringe Benefits. For a period of six months from January 1, 1997 U.S. Lime offers to continue your current employee fringe benefits with the exception of the company car and further vacation accrual. You will have the use of the company car until January 15, 1997. During the salary continuation period, you will be considered an employee for purposes of exercising your option under the Company's 1992 Stock Option Plan.

         c. Moving Costs. U.S. Lime will reimburse you for the reasonable costs to move your household items and personal goods in an amount not to exceed $6,000.

         By execution of this Agreement, you acknowledge and agree that U.S. Lime has no legal obligation to enter into such Separation Agreement with you. You also acknowledge and agree that your acceptance of benefits pursuant to such Separation Agreement and the attendant obligations as described in this Agreement are in consideration of the promises and undertakings of U.S. Lime as set forth in this Agreement. You further acknowledge and agree that should you breach any of your obligations set forth in this Agreement (i) U.S. Lime will have no obligation to make payments to you under this Agreement, but that all other provisions of this Agreement shall remain in full force and effect, and
(ii) you may be required to repay any payments made to you and reimburse U.S. Lime for any payments made on your behalf pursuant to this Agreement.

         2. USE OF CONFIDENTIAL INFORMATION. You agree that all of the documents and information to which you have had access during your employment are confidential and may not be disseminated or disclosed by you to any other parties, except as required by law or judicial process. In the event it appears you will be compelled by law or judicial process to disclose such confidential information, you should notify U.S. Lime in writing immediately upon your receipt of a subpoena or other legal process to avoid potential liability.

         3. GENERAL RELEASE. In consideration of the Special Separation Benefits described above, you and your family members, heirs, successors, and assigns (hereinafter collectively the "Releasing Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that you or they, individually, collectively, or otherwise, may have or assert against: (i) U.S. Lime, (ii) any of U.S. Lime's subsidiaries or affiliated companies, or (iii) any officer, director, stockholder, agent, employee, representative, attorney, or any successor or assign of the entities just named (collectively the "Released Parties"). This General Release includes but is not limited to any claim or demand based on any state, federal, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to your employment relationship or the termination of your employment relationship with U.S. Lime, including but not limited to any claim for wrongful discharge, unlawful discrimination on the basis of race, color, religion, sex, national origin, age, citizenship status, disability, or any other form of discrimination prohibited by jaw, retaliation, breach of contract (express or implied), breach of any duty of good faith and fair dealing, violation of the public policy of the United States, the State of Texas, or any other state, tortious interference with contract or prospective contractual relations, promissory estoppel, detrimental reliance, invasion of privacy, assault, battery, conspiracy, intentional or negligent infliction of emotional distress, defamation, duress, fraud or misrepresentation, loss of consortium, or any other alleged negligent or intentional tort, or any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, The Texas Workers' Compensation Act or any other State or Federal statute, arising out of your employment relationship or the termination of your employment relationship with U.S. Lime.

         The effect of your acceptance of this Agreement is to waive, release, and forever discharge any and all claims, demands, actions, or causes of action of whatever kind or character that any of the Releasing Parties may now or hereafter have against U.S. Lime or any of the other Released Parties for any liability, whether vicarious, derivative, or direct, except for violations of this Agreement. This includes, but is not limited to, any claims for damages (actual or punitive), back wages, future wages, bonuses, reinstatement, accrued vacation leave benefits, past and future employee benefits (except as to which there is vested entitlement on June 30, 1997) including, but not limited to, contributions to your employee benefit plans, compensatory damages, liquidated damages, penalties, equitable relief, attorney's fees, costs of court, interest, and any and all other loss, expense, or detriment of whatever kind resulting from, growing out of, connected with, or related in any way to your employment relationship or the termination of your employment relationship with U.S. Lime. This general release does not apply to any rights or claims that may arise as a result of violations of this Agreement.

         Should you or any of the other Releasing Parties violate this Agreement, the Releasing Parties may be required to repay any payments made to you or reimburse U.S. Lime for any payments made on your behalf pursuant to this Separation Agreement. The Releasing Parties also may be held liable for any of the Released Parties' damages caused by the violation, including without limitation their costs and attorney's fees incurred in defending against such action.

         4. CONFIDENTIALITY OF SEPARATION AGREEMENT AND NON-DISPARAGEMENT. In consideration of the Special Separation Benefits described above, you agree that the terms of this Agreement shall be and remain confidential, and shall not be disclosed by you to any party other than your spouse, attorney, and accountant or tax return preparer if such persons have agreed to keep such information confidential, and except as may be required by law or judicial process. You further agree that, except as requested by U.S. Lime or as compelled by law or judicial process, you will not institute or prosecute, or cooperate in the institution of prosecution of, any proceeding or lawsuit relating to the hiring, employment, or termination of employment of you or others by U.S. Lime.

         You agree not to make any statement, oral or written, that directly or indirectly impugns the quality or integrity of U.S. Lime's or any of the other Released Parties' business practices, or make any other disparaging or derogatory remarks about any of the Released Parties to any other parties. You further agree and acknowledge that should you breach this obligation, you may be required to repay any payments made to you or reimburse U.S. Lime for any payments made on your behalf pursuant to this Agreement.

         5. EXPIRATION OF OFFER. U.S. Lime's offer of this proposed Separation Agreement will expire at midnight on the twenty-first day following the date of this letter. You may accept this offer at any time before expiration by executing this Agreement and returning it to the undersigned representative of U.S. Lime.

         6. EFFECTIVE DATE. This Agreement will become effective and enforceable seven days after you execute it ("Effective Date"). At any time before the Effective Date of this Agreement, you may revoke your acceptance. You also agree to re-execute this Agreement at any time on or after June 30, 1997 if U.S. Lime requests that you do so.

         7. CONSULTATION WITH AN ATTORNEY. You have the right to consult an attorney before executing this Agreement.

         8. VOLUNTARY AGREEMENT. You acknowledge that your execution of this Agreement is knowing and voluntary, that you have had a reasonable time to deliberate regarding its terms, and that you have had the right to consult with an attorney if you so desired.

                          -------------------------

         If you are in agreement with the foregoing provisions, please execute the attached duplicate copy of this letter in the space provided below. This letter shall then constitute a valid and binding agreement by and between U.S. Lime and you, effective as of seven (7) days after the date of execution.

                                        Sincerely,

                                        UNITED STATES LIME & MINERALS, INC.

                                        By:       /s/ TIMOTHY W. BYRNE
                                            -----------------------------------

ACCEPTED AND AGREED TO:

/s/ ROBERT K. MURRAY
---------------------------------
ROBERT K. MURRAY

Date Signed: 12/12/96
             --------------------

         I, Robert K. Murray, hereby resign as a Officer of United States Lime & Minerals, Inc. In addition, I further resign as an Officer and Director from Arkansas Lime Company, Corson Lime Company, Texas Lime Company and Colorado Lime Company.

/s/ ROBERT K. MURRAY                                       12/12/96
-----------------------------------                --------------------------
Robert K. Murray                                              Date